Debt Cancellation Agreement/ Pay-Off Letter

Dala Petroleum Corp.

328 Barry Ave. S #210

Wayzata, MN  55391

Telephone: 952-479-1923

Email:

Re:

Debt Cancellation Agreement/ Pay-Off Letter (this “Letter”).

Reference is made to that certain Common Stock Purchase Agreement made as of June __, 2017 (the “SPA”) by and among Dala Petroleum Corp., a Minnesota corporation, whose principal executive offices are located at 328 Barry Ave. S #210, Wayzata, MN 55391 (the “Company”), M2 Equity Partners LLC, a Minnesota limited liability company, the “Purchaser”).  Pursuant to the SPA and as a condition to the closing of the SPA (the “Closing”), the Company shall have no indebtedness and/or liabilities immediately after the Closing.

The Company has agreed to settle all amounts owed by the Company to certain persons and/or entities (individually, the “Vendor”) (the “Debt”) for the amount of $_________ (“Repayment Amount”).  At Closing, a check shall be issued to the Vendor from the Trust Account of Leonard W. Burningham, Esq. on behalf of the Company.

The undersigned Vendor and the Company hereby agree as follows:

1.

The Debt represents all amounts due, liabilities and/or other obligations owed by the Company and/or any of its affiliates (as defined in the Securities Act of 1933, as amended, the “Securities Act”), to the undersigned Vendor and/or any of the Vendor’s affiliates.

2.

The $_________ Repayment Amount represents the amount agreed upon between the Company and the Vendor to settle the Debt in full.

3.

Upon receipt and payment of the Trust Account check for the Repayment Amount, the Debt and all other liabilities, expenses, fees and/or other obligations or amounts owed by the Company to the undersigned Vendor shall be deemed paid in full, released and discharged, all without any further action being required to effectuate the foregoing.

4.

Release. The undersigned, jointly and severally, for themselves and each of their present and former, direct and/or indirect, parents, subsidiaries, Aafiliates, attorneys, agents, representatives, employees, consultants, brokers, officers, directors, equity and/or debt holders, managers, members, successors, predecessors, heirs and assigns (collectively the “Releasors”), hereby expressly and irrevocably release, waive and forever discharge and hold harmless each of the Company, the Purchaser, each of the undersigned and each of all of their respective present and former, direct and/or indirect, parents, subsidiaries, affiliates, attorneys, agents, representatives, employees, consultants, brokers, officers, directors, equity and/or debt holders, managers, members, successors, predecessors, and assigns (collectively, the “Released Parties”) from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty or equity, which any of the Holder Releasors ever had, now have, or hereafter can, shall, or may have against any of the Holder Released Parties from the beginning of time through and including the date hereof, respecting the matters covered hereby or in any way related to the Agreement or the Company, assuming the closing of the Agreement.

5.

Governing Law.  This Agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of Minnesota without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in  Hennepin County, Minnesota. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in Hennepin County and the State of Minnesota and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in Minnesota. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

6.

Counterparts. This Letter may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile, signature.

7.

Third-Party Beneficiaries.  The parties hereto expressly acknowledge and agree that the Purchaser and the Vendor Released Parties are third-party beneficiaries to this Letter and are entitled to all of the rights, remedies and benefits hereunder and may enforce the provisions hereof as if such person and/or entity were a party hereto. Except as set forth in the preceding sentence, this Letter shall not confer any rights, benefits or remedies to any person and/or entity not a party hereto.

[ACKNOWLEDGMENT SIGNATURE PAGES TO FOLLOW]

[ACKNOWLEDGMENT SIGNATURE PAGE TO

DEBT CANCELLATION AGREEMENT/ PAY-OFF LETTER]

Agreed and Acknowledged:

COMPANY: DALA PETROLEUM CORP. By: ________________________________ Name: ___________________________ Title: ____________________________ Date:____________________________	VENDOR: ______________ By: ________________________________ Name:___________________________ Title: ____________________________ Date: ____________________________
PURCHASER:
M2 EQUITY PARTNERS LLC By: ________________________________ Name: ___________________________ Title: ____________________________ Date: ____________________________

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